TERRA INDUSTRIES INC.
MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
February 25, 2008
Exhibit 21.1

	Percentage	Percentage
Name of Company	Held by TRA	Held by Sub	Jurisdiction
I.Inspiration Coal Inc.	100		Delaware

II.Inspiration Consolidated Copper Company	100		Maine
which owns
A. Inspiration Development Company		100	Delaware

III.Inspiration Gold Incorporated	100		Delaware

IV. Terra Capital Holdings, Inc.	100		Delaware
which owns
A. Terra Capital, Inc.		100	Delaware
which owns
1. Terra Methanol Corporation		100	Delaware
2. Terra Environmental Technologies Inc.		100	Delaware

3. Terra International, Inc.		100	Delaware
which owns
a. Terra International (Oklahoma) Inc.		100	Delaware
b. Terra Real Estate Corporation		100	Iowa
c. Terra Real Estate Development Corporation		100	Iowa
d. Terra Express, Inc.		100	Delaware
e. Terra International (Canada) Inc.		100	Ontario, Canada
which owns
1. GrowHow U.K. Limited[1]		50	England
f. Port Neal Corporation		100	Delaware

4. BMC Holdings, Inc.		100	Delaware
which owns
a. Beaumont Holdings Corporation		100	Delaware
which owns
1. Terra (U.K.) Holdings Inc.[2]		73	Delaware
which owns
a. Beaumont Ammonia Inc.		100	Delaware

1	Terra International (Canada) Inc. owns 50% of GrowHow U.K. Limited

2	Terra Methanol Corporation owns 27% of Terra (U.K.) Holdings, Inc.

TERRA INDUSTRIES INC.
MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
February 25, 2008

	Percentage	Percentage
Name of Company	Held by TRA	Held by Sub	Jurisdiction
5. Terra Nitrogen Corporation (“TNC”)		100	Delaware
which owns
a.Terra Nitrogen Company, L.P. (“TNCLP”)[3]		75.3	Delaware
which owns
1.Terra Nitrogen, Limited Partnership (“TNLP”)[4]		99	Delaware
a. Oklahoma Co2 Partnership		50	Oklahoma

5. Terra Nitrogen GP Holdings Inc. (“TNGPHI”)		100	Delaware
which owns
a.Terra Nitrogen GP Inc. (“TNGPI”)		100	Delaware
6. Terra Mississippi Holdings Corp.		100	Mississippi
which owns
a. Terra Mississippi Nitrogen, Inc.		100	Delaware
which owns
1. Houston Ammonia Terminal, L.P.[5]		49.5	Delaware
b. Terra Houston Ammonia, Inc.		100	Delaware
c. Farmland Mississippi Chemical LLC[6]		50	Delaware
d. Terra V.I. Holdings Inc.		100	British Virgin Islands
which owns
1. Terra (Barbados) SRL		100	Barbados
which owns
a. Terra Trinidad Limited		100	Trinidad and Tobago
which owns
1. Point Lisas Nitrogen, Ltd.[7]		50	Trinidad and Tobago

3	TNC owns 60.761% LP interest directly; its parent, Terra Capital, Inc., owns 14.535% LP interest; and TNGPI owns 0.025% GP interest and is the General Partner.

4	TNC owns 0.975% LP interest and TNGPI owns 0.025% GP interest of TNLP.

5	Terra Mississippi Nitrogen, Inc. owns 49.5% LP interest; Terra Houston Ammonia Inc. owns .5% GP interest and PCS owns the remaining 50%.

6	Koch Nitrogen Company owns the other 50% of Farmland Mississippi Chemical LLC

7	KNC Trinidad Limited owns the other 50% of Point Lisas Nitrogen, Ltd.